news release

FOR RELEASE AT 5:15 AM CT	EXHIBIT 99.1
OCTOBER 31, 2025
Chevron Reports Third Quarter 2025 Results
•Reported earnings of $3.5 billion; adjusted earnings of $3.6 billion
•Record production of 4.1 million BOE per day; 21 percent higher than last year
•Cash flow from operations of $9.4 billion; adjusted free cash flow of $7.0 billion
HOUSTON, Texas, October 31, 2025 – Chevron Corporation (NYSE: CVX) reported earnings of $3.5 billion ($1.82 per share - diluted) for third quarter 2025, compared with $4.5 billion ($2.48 per share - diluted) in third quarter 2024. Included in the quarter was a net loss of $235 million due to severance and other transaction costs related to the acquisition of Hess Corporation (Hess), partly offset by the fair value measurement of Hess shares. Foreign currency effects increased earnings by $147 million. Adjusted earnings of $3.6 billion ($1.85 per share - diluted) in third quarter 2025 compared to adjusted earnings of $4.5 billion ($2.51 per share - diluted) in third quarter 2024. See Attachment 4 for a reconciliation of adjusted earnings.
Earnings & Cash Flow Summary

	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Total Earnings / (Loss)	$ MM	$3,539	$2,490	$4,487	$9,529	$14,422
Upstream	$ MM	$3,302	$2,727	$4,589	$9,787	$14,298
Downstream	$ MM	$1,137	$737	$595	$2,199	$1,975
All Other	$ MM	$(900)	$(974)	$(697)	$(2,457)	$(1,851)
Earnings Per Share - Diluted	$/Share	$1.82	$1.45	$2.48	$5.27	$7.88
Adjusted Earnings (1)	$ MM	$3,627	$3,053	$4,531	$10,493	$14,624
Adjusted Earnings Per Share - Diluted (1)	$/Share	$1.85	$1.77	$2.51	$5.80	$7.99
Cash Flow From Operations (CFFO)	$ B	$9.4	$8.6	$9.7	$23.2	$22.8
CFFO Excluding Working Capital (1)	$ B	$9.9	$8.3	$8.3	$25.8	$25.0
Avg. Brent Spot Price (Source: Platts)	$/BBL	$69	$68	$80	$71	$83
(1) See non-GAAP reconciliation in attachments
“Third quarter results reflect record production, strong cash generation and sustained superior cash returns to shareholders,” said Mike Wirth, Chevron’s chairman and chief executive officer. U.S. and worldwide production hit new company records, up 27 percent and 21 percent, respectively, from last year. Strong cash flow from operations was sustained while the company's adjusted free cash flow increased more than 50 percent from a year ago. The company returned $6 billion of cash to shareholders in the quarter, and over $78 billion in the last 3 years.
“The integration of Hess is progressing well, unlocking synergies across our operations and positioning Chevron as a premier global energy company,” Wirth concluded. After closing of the Hess transaction, the company’s interest in the Malaysia-Thailand joint development area was
-MORE-

divested, and other assets are now being integrated into the company’s streamlined organizational structure.
Financial and Business Highlights

	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Return on Capital Employed (ROCE)%		7.6%	6.2%	10.1%	6.7%	10.8%
Capital Expenditures (Capex)	$ B	$4.4	$3.7	$4.1	$12.1	$12.1
Affiliate Capex	$ B	$0.4	$0.4	$0.6	$1.4	$1.8
Free Cash Flow (FCF) (1)	$ B	$4.9	$4.9	$5.6	$11.1	$10.7
Adjusted Free Cash Flow (1)	$ B	$7.0	$4.9	$4.6	$16.0	$13.3
Debt Ratio (end of period)%		18.0%	16.8%	14.2%	18.0%	14.2%
Net Debt Ratio (1) (end of period)%		15.1%	14.8%	11.9%	15.1%	11.9%
Net Oil-Equivalent Production	MBOED	4,086	3,396	3,364	3,614	3,334
(1) See non-GAAP reconciliation in attachments
Financial Highlights
•Reported earnings decreased compared to last year primarily due to lower crude oil prices, severance costs and other transaction costs related to the Hess acquisition, partly offset by higher margins on refined product sales.
•Worldwide and U.S. net oil-equivalent production set quarterly records, with the Hess acquisition contributing 495 MBOED. An additional 227 MBOED increase came from legacy Chevron production growth, including gains in the Permian Basin and the ramp-up of projects at the company’s Tengizchevroil LLP (TCO) affiliate and in the Gulf of America.
•Capex in the third quarter of 2025 was higher than last year largely due to spend on legacy Hess assets post-acquisition. Affiliate capex was down primarily due to lower spend at TCO.
•Cash flow from operations was lower than a year ago mainly due to an unfavorable swing in working capital effects, partly offset by higher cash distributions from TCO. Adjusted FCF benefited from a loan repayment from TCO and higher asset sales proceeds.
•Return on capital employed decreased from last year primarily due to lower earnings and an increase in capital employed from the purchase of Hess.
•The company returned $6.0 billion of cash to shareholders during the quarter, including share repurchases of $2.6 billion and dividends of $3.4 billion.
•The company’s Board of Directors declared a quarterly dividend of one dollar and seventy-one cents ($1.71) per share, payable December 10, 2025, to all holders of common stock as shown on the transfer records of the corporation at the close of business on November 18, 2025.
Business Highlights
•Achieved first oil at Yellowtail, the fourth development in Guyana’s offshore Stabroek block.
•Sold the company’s interest in Block A-18 at the Malaysia-Thailand joint development area.
•Sanctioned the Hammerhead project, the seventh Stabroek block development in Guyana.
•Announced second long-term agreement to sell liquefied natural gas (LNG) to ENN Global Trading Pte. Ltd. in China, further strengthening the company’s LNG value chain.
•Extended agreement to increase export of natural gas from Leviathan field in Israel to Egypt.
•Entered agreement to explore three offshore blocks in Trujillo basin in Peru and two frontier exploration blocks in Guinea-Bissau.

-MORE-

Segment Highlights
Upstream

U.S. Upstream	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Earnings / (Loss)	$ MM	$1,282	$1,418	$1,946	$4,558	$6,182
Net Oil-Equivalent Production	MBOED	2,040	1,695	1,605	1,792	1,584
Liquids Production	MBD	1,496	1,218	1,156	1,292	1,139
Natural Gas Production	MMCFD	3,265	2,864	2,694	2,997	2,665
Liquids Realization	$/BBL	$48.12	$47.77	$54.86	$50.12	$57.33
Natural Gas Realization	$/MCF	$1.77	$1.75	$0.55	$1.99	$0.85
•U.S. upstream earnings were lower than the year-ago period primarily due to lower liquids realizations and severance and other transaction costs related to the Hess acquisition, partly offset by impacts from higher sales volumes.
•U.S. net oil-equivalent production during the quarter was up 435,000 barrels per day from a year earlier primarily due to the acquisition of Hess and higher production in the Permian Basin and Gulf of America.

International Upstream	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Earnings / (Loss) (1)	$ MM	$2,020	$1,309	$2,643	$5,229	$8,116
Net Oil-Equivalent Production	MBOED	2,046	1,701	1,759	1,822	1,750
Liquids Production	MBD	1,099	850	834	925	832
Natural Gas Production	MMCFD	5,674	5,099	5,550	5,382	5,513
Liquids Realization	$/BBL	$63.16	$58.88	$70.59	$63.14	$72.70
Natural Gas Realization	$/MCF	$6.88	$7.20	$7.46	$7.06	$7.20
(1) Includes foreign currency effects	$ MM	$89	$(236)	$13	$(283)	$(202)
•International upstream earnings were lower than a year ago primarily due to lower affiliate earnings, lower realizations, and asset sales, partly offset by earnings from legacy Hess, primarily Guyana.
•Net oil-equivalent production during the quarter was up 287,000 barrels per day from a year earlier primarily due to the acquisition of Hess and higher production in Kazakhstan as the Future Growth Project at TCO maintained nameplate capacity, partly offset by impacts from asset sales in Canada and Republic of Congo.

-MORE-

Downstream

U.S. Downstream	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Earnings / (Loss)	$ MM	$638	$404	$146	$1,145	$879
Refinery Crude Unit Inputs	MBD	1,064	1,051	995	1,043	925
Refined Product Sales	MBD	1,303	1,381	1,312	1,325	1,296
•U.S. downstream earnings were higher than the year-ago period primarily due to higher margins on refined product sales and lower operating expenses, partly offset by lower earnings from the 50 percent-owned Chevron Phillips Chemical Company.
•Refinery crude unit inputs increased 7 percent from the year-ago period primarily due to increased capacity at the Pasadena, Texas refinery upon completion of the Light Tight Oil project.
•Refined product sales decreased 1 percent compared to the year-ago period.

International Downstream	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Earnings / (Loss) (1)	$ MM	$499	$333	$449	$1,054	$1,096
Refinery Crude Unit Inputs	MBD	663	661	628	648	643
Refined Product Sales	MBD	1,517	1,473	1,507	1,463	1,473
(1) Includes foreign currency effects	$ MM	$42	$(102)	$(55)	$(57)	$—
•International downstream earnings were higher than the year-ago period primarily due to favorable foreign currency effects, partly offset by lower margins on refined product sales.
•Refinery crude unit inputs increased 6 percent from the year-ago period primarily due to lower turnaround activity at our affiliate refinery in Singapore.
•Refined product sales increased 1 percent from the year-ago period.
All Other

All Other	Unit	3Q 2025	2Q 2025	3Q 2024	YTD 2025	YTD 2024
Net charges (1)	$ MM	$(900)	$(974)	$(697)	$(2,457)	$(1,851)
(1) Includes foreign currency effects	$ MM	$16	$(10)	$(2)	$1	$—
•All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.
•Net charges increased compared to a year ago primarily due to higher interest expense, transaction costs related to the Hess acquisition and pension curtailment costs, partly offset by a favorable fair market valuation adjustment for Hess shares.
Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations, and grow new energies businesses. More information about Chevron is available at www.chevron.com.
# # #
Contact: Ross Allen -- +1 713-372-6497

-MORE-

NOTICE
Chevron’s discussion of third quarter 2025 earnings with security analysts will take place on Friday, October 31, 2025, at 10:00 a.m. CT. A webcast of the meeting will be available in a listen-only mode to individual investors, media, and other interested parties on Chevron’s website at www.chevron.com under the “Investors” section. Prepared remarks for today’s call, additional financial and operating information and other complementary materials will be available prior to the call at approximately 5:30 a.m. CT and located under “Events and Presentations” in the “Investors” section on the Chevron website. Chevron also publishes a “Sensitivities and Forward Guidance” document with consolidated guidance and sensitivities that is updated quarterly and posted to the Chevron website the month prior to earnings calls.
As used in this news release, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or to all of them taken as a whole. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs. Structural cost reductions describe decreases in operating expenses from operational efficiencies, divestments, and other cost saving measures that are expected to be sustainable compared with 2024 levels.
Please visit Chevron’s website and Investor Relations page at www.chevron.com and www.chevron.com/investors, LinkedIn: www.linkedin.com/company/chevron, X: @Chevron, Facebook: www.facebook.com/chevron, and Instagram: www.instagram.com/chevron, where Chevron often discloses important information about the company, its business, and its results of operations.
Non-GAAP Financial Measures - This news release includes adjusted earnings/(loss), which reflect earnings or losses excluding significant non-operational items including impairment charges, write-offs, decommissioning obligations from previously sold assets, severance costs, gains on asset sales, legal reserves for ceased operations, fair value adjustments for investments in equity securities, unusual tax items, effects of pension settlements and curtailments, foreign currency effects and other special items. We believe it is useful for investors to consider this measure in comparing the underlying performance of our business across periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. A reconciliation to net income (loss) attributable to Chevron Corporation is shown in Attachment 4.
This news release also includes cash flow from operations excluding working capital, free cash flow and adjusted free cash flow. Cash flow from operations excluding working capital is defined as net cash provided by operating activities less net changes in operating working capital, and represents cash generated by operating activities excluding the timing impacts of working capital. Free cash flow is defined as net cash provided by operating activities less capital expenditures and generally represents the cash available to creditors and investors after investing in the business. Adjusted free cash flow is defined as free cash flow excluding working capital plus proceeds and deposits related to asset sales and returns of investments plus net repayment (borrowing) of loans by equity affiliates and generally represents the cash available to creditors and investors after investing in the business excluding the timing impacts of working capital. The company believes these measures are useful to monitor the financial health of the company and its performance over time. Reconciliations of cash flow from operations excluding working capital, free cash flow and adjusted free cash flow are shown in Attachment 3.
This news release also includes net debt ratio. Net debt ratio is defined as total debt less cash and cash equivalents, time deposits and marketable securities as a percentage of total debt less cash and cash equivalents, time deposits and marketable securities, plus Chevron Corporation stockholders’ equity, which indicates the company’s leverage, net of its cash balances. The company believes this measure is useful to monitor the strength of the company’s balance sheet. A reconciliation of net debt ratio is shown in Attachment 2.

-MORE-

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements relating to Chevron’s operations, assets and strategy that are based on management’s current expectations, estimates, and projections about the petroleum, chemicals, and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the conflict between Russia and Ukraine, the conflict in the Middle East and the global response to these hostilities; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings and efficiencies associated with enterprise structural cost reduction initiatives; actions of competitors or regulators; timing of exploration expenses; changes in projected future cash flows; timing of crude oil liftings; uncertainties about the estimated quantities of crude oil, natural gas liquids and natural gas reserves; the competitiveness of alternate-energy sources or product substitutes; pace and scale of the development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the company’s ability to successfully integrate the operations of the company and Hess Corporation and achieve the anticipated benefits and projected synergies from the transaction; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 27 of the company’s 2024 Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 1
(Millions of Dollars, Except Per-Share Amounts)
(unaudited)

CONSOLIDATED STATEMENT OF INCOME
	Three Months Ended September 30,		Nine Months Ended September 30,
REVENUES AND OTHER INCOME	2025	2024	2025	2024
Sales and other operating revenues	$48,169	$48,926	$138,645	$145,080
Income (loss) from equity affiliates	981	1,261	2,337	3,908
Other income (loss)	576	482	1,176	1,578
Total Revenues and Other Income	49,726	50,669	142,158	150,566
COSTS AND OTHER DEDUCTIONS
Purchased crude oil and products	27,398	30,450	82,866	89,058
Operating expenses (1)	9,128	7,935	24,414	23,236
Exploration expenses	288	154	727	546
Depreciation, depletion and amortization	5,781	4,214	14,248	12,309
Taxes other than on income	1,347	1,263	3,903	3,575
Interest and debt expense	370	164	856	395
Total Costs and Other Deductions	44,312	44,180	127,014	129,119
Income (Loss) Before Income Tax Expense	5,414	6,489	15,144	21,447
Income tax expense (benefit)	1,801	1,993	5,504	6,957
Net Income (Loss)	3,613	4,496	9,640	14,490
Less: Net income (loss) attributable to noncontrolling interests	74	9	111	68
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$3,539	$4,487	$9,529	$14,422

(1) Includes operating expense, selling, general and administrative expense, and other components of net periodic benefit costs.

PER SHARE OF COMMON STOCK
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$1.83	$2.49	$5.29	$7.91
- Diluted	$1.82	$2.48	$5.27	$7.88
Weighted Average Number of Shares Outstanding (000's)
- Basic	1,938,922	1,800,336	1,801,623	1,822,770
- Diluted	1,946,035	1,807,030	1,808,004	1,829,776

Note: Shares outstanding (excluding 14 million associated with Chevron’s Benefit Plan Trust) were 1,999 million and 1,755 million at September 30, 2025, and December 31, 2024, respectively.

EARNINGS BY MAJOR OPERATING AREA	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Upstream
United States	$1,282	$1,946	$4,558	$6,182
International	2,020	2,643	5,229	8,116
Total Upstream	3,302	4,589	9,787	14,298
Downstream
United States	638	146	1,145	879
International	499	449	1,054	1,096
Total Downstream	1,137	595	2,199	1,975
All Other	(900)	(697)	(2,457)	(1,851)
NET INCOME (LOSS) ATTRIBUTABLE TO CHEVRON CORPORATION	$3,539	$4,487	$9,529	$14,422

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 2
(Millions of Dollars)
(unaudited)

SELECTED BALANCE SHEET ACCOUNT DATA (Preliminary)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$7,725	$6,781
Time deposits	$2	$4
Total assets	$326,501	$256,938
Total debt	$41,544	$24,541
Total Chevron Corporation stockholders’ equity	$189,843	$152,318
Noncontrolling interests	$5,757	$839

SELECTED FINANCIAL RATIOS
Total debt plus total stockholders’ equity	$231,387	$176,859
Debt ratio (Total debt / Total debt plus stockholders’ equity)	18.0%	13.9%

Net debt (Total debt less cash and cash equivalents, time deposits and marketable securities)	$33,817	$17,756
Net debt plus total stockholders’ equity	$223,660	$170,074
Net debt ratio (Net debt / Net debt plus total stockholders’ equity)	15.1%	10.4%

RETURN ON CAPITAL EMPLOYED (ROCE)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total reported earnings	$3,539	$4,487	$9,529	$14,422
Noncontrolling interest	74	9	111	68
Interest expense (A/T)	329	146	771	358
ROCE earnings	3,942	4,642	10,411	14,848
Annualized ROCE earnings	15,768	18,568	13,881	19,797
Average capital employed (1)	206,935	183,159	207,421	182,818
ROCE	7.6%	10.1%	6.7%	10.8%
(1) Capital employed is the sum of Chevron Corporation stockholders’ equity, total debt and noncontrolling interest. Average capital employed is computed by averaging the sum of capital employed at the beginning and the end of the period.

	Three Months Ended September 30,		Nine Months Ended September 30,
CAPEX BY SEGMENT	2025	2024	2025	2024
United States
Upstream	$2,383	$2,349	$7,209	$7,126
Downstream	133	349	442	1,116
Other	112	93	286	274
Total United States	2,628	2,791	7,937	8,516

International
Upstream	1,732	1,212	3,967	3,462
Downstream	72	47	139	124
Other	12	5	40	8
Total International	1,816	1,264	4,146	3,594
CAPEX	$4,444	$4,055	$12,083	$12,110

AFFILIATE CAPEX (not included above)
Upstream	$214	$329	$593	$1,110
Downstream	215	236	766	704
AFFILIATE CAPEX	$429	$565	$1,359	$1,814

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 3
(Billions of Dollars)
(unaudited)

SUMMARIZED STATEMENT OF CASH FLOWS (Preliminary) (1)	Three Months Ended September 30,		Nine Months Ended September 30,

OPERATING ACTIVITIES	2025	2024	2025	2024
Net Income (Loss)	$3.6	$4.5	$9.6	$14.5
Adjustments
Depreciation, depletion and amortization	5.8	4.2	14.2	12.3
Distributions more (less) than income from equity affiliates	0.6	0.1	1.8	(0.5)
Loss (gain) on asset retirements and sales	—	(0.2)	(0.3)	(0.2)
Net foreign currency effects	—	0.2	0.4	0.1
Deferred income tax provision	0.2	0.4	0.7	1.5
Net decrease (increase) in operating working capital	(0.6)	1.4	(2.7)	(2.2)
Other operating activity	(0.3)	(1.0)	(0.7)	(2.8)
Net Cash Provided by Operating Activities	$9.4	$9.7	$23.2	$22.8
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	1.1	—	1.1	—
Acquisition of Hess Corporation common stock	—	—	(2.2)	—
Capital expenditures (Capex)	(4.4)	(4.1)	(12.1)	(12.1)
Proceeds and deposits related to asset sales and returns of investment	0.5	0.4	1.5	0.6
Net repayment (borrowing) of loans by equity affiliates	1.0	—	0.8	(0.2)
Net Cash Provided by (Used for) Investing Activities	$(1.9)	$(3.7)	$(11.0)	$(11.6)
FINANCING ACTIVITIES
Net change in debt	2.1	2.6	6.8	5.0
Cash dividends — common stock	(3.4)	(2.9)	(9.3)	(8.9)
Shares issued for share-based compensation	0.1	—	0.3	0.2
Shares repurchased (2)	(2.6)	(4.7)	(9.2)	(10.7)
Distributions to noncontrolling interests	(0.2)	(0.2)	(0.2)	(0.2)
Net Cash Provided by (Used for) Financing Activities	$(4.0)	$(5.3)	$(11.7)	$(14.7)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	—	0.1	—	—
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$3.4	$0.8	$0.5	$(3.5)

RECONCILIATION OF NON-GAAP MEASURES (1)
Net Cash Provided by Operating Activities	$9.4	$9.7	$23.2	$22.8
Less: Net decrease (increase) in operating working capital	(0.6)	1.4	(2.7)	(2.2)
Cash Flow from Operations Excluding Working Capital	$9.9	$8.3	$25.8	$25.0

Net Cash Provided by Operating Activities	$9.4	$9.7	$23.2	$22.8
Less: Capital expenditures	4.4	4.1	12.1	12.1
Free Cash Flow	$4.9	$5.6	$11.1	$10.7
Less: Net decrease (increase) in operating working capital	(0.6)	1.4	(2.7)	(2.2)
Plus: Proceeds and deposits related to asset sales and returns of capital	0.5	0.4	1.5	0.6
Plus: Net repayment (borrowing) of loans by equity affiliates	1.0	—	0.8	(0.2)
Adjusted Free Cash Flow	$7.0	$4.6	$16.0	$13.3
(1) Totals may not match sum of parts due to presentation in billions.
(2) Nine months ended September 30, 2025 includes $146 million of excise tax payments for 2024 shares repurchases.

-MORE-

CHEVRON CORPORATION - FINANCIAL REVIEW	Attachment 4
(Millions of Dollars)
(unaudited)

RECONCILIATION OF NON-GAAP MEASURES
	Three Months Ended September 30, 2025			Three Months Ended September 30, 2024			Nine Months Ended September 30, 2025			Nine Months Ended September 30, 2024
REPORTED EARNINGS	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax	Pre-Tax	Income Tax	After-Tax

U.S. Upstream			$1,282			$1,946			$4,558			$6,182
Int'l Upstream			2,020			2,643			5,229			8,116
U.S. Downstream			638			146			1,145			879
Int'l Downstream			499			449			1,054			1,096
All Other			(900)			(697)			(2,457)			(1,851)
Net Income (Loss) Attributable to Chevron Corporation			$3,539			$4,487			$9,529			$14,422

SPECIAL ITEMS
U.S. Upstream
Asset sale gains	$—	$—	$—	$—	$—	$—	$172	$(57)	$115	$—	$—	$—
Hess severance and transaction costs	$(325)	$80	$(245)	$—	$—	$—	$(325)	$80	$(245)	$—	$—	$—
Legal reserves	$—	$—	$—	$—	$—	$—	(130)	—	(130)	—	—	—
Int'l Upstream
Hess transaction costs	(88)	18	(70)	—	—	—	(88)	18	(70)	—	—	—
Tax items	—	—	—	—	—	—	—	(55)	(55)	—	—	—
U.S. Downstream
Legal reserves	—	—	—	—	—	—	(226)	56	(170)	—	—	—
All Other
Pension curtailment costs (including Hess)	(55)	15	(40)	—	—	—	(126)	31	(95)	—	—	—
Hess transaction costs	(51)	11	(40)	—	—	—	(51)	11	(40)	—	—	—
Fair value adjustment of Hess common stock	160	—	160	—	—	—	65	—	65	—	—	—

Total Special Items	$(359)	$124	$(235)	$—	$—	$—	$(709)	$84	$(625)	$—	$—	$—

FOREIGN CURRENCY EFFECTS
Int'l Upstream			$89			$13			$(283)			$(202)
Int'l Downstream			42			(55)			(57)			—
All Other			16			(2)			1			—
Total Foreign Currency Effects			$147			$(44)			$(339)			$(202)

ADJUSTED EARNINGS/(LOSS) (1)
U.S. Upstream			$1,527			$1,946			$4,818			$6,182
Int'l Upstream			2,001			2,630			5,637			8,318
U.S. Downstream			638			146			1,315			879
Int'l Downstream			457			504			1,111			1,096
All Other			(996)			(695)			(2,388)			(1,851)
Total Adjusted Earnings/(Loss)			$3,627			$4,531			$10,493			$14,624

Total Adjusted Earnings/(Loss) per share			$1.85			$2.51			$5.80			$7.99

(1) Adjusted Earnings/(Loss) is defined as Net Income (loss) attributable to Chevron Corporation excluding special items and foreign currency effects.